CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 33-86264 of VTX Electronics Corp. and Subsidiaries on Form S-8 of our report dated August 30, 1995, appearing in the Annual Report on Form 10-K of VTX Electronics Corp. and Subsidiaries for the year ended June 30, 1995.



GRANT THORNTON LLP

Melville, New York
August 30, 1995